UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 2, 1999



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579



State of Incorporation                         IRS Employer Identification No.
      Delaware                                            06-0495050



                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.


     The U.S. Postal Service and Pitney Bowes Inc. (NYSE:PBI) announced today that they had reached agreement resolving a lawsuit filed by Pitney Bowes in 1997. The lawsuit arose out of a dispute over a 1978 Statement of Understanding authorizing Pitney Bowes to offer Postage by PhoneR, its proprietary version of the Computerized Meter Resetting System (CMRS).
     CMRS, first offered by Pitney Bowes in 1979, enables customers to reset their postage meters over telephone lines. In 1995, as a part of a review of its cash management practices and postage meter policies, the Postal Service revised its regulations for CMRS and terminated the 1978 Statement of Understanding. The Court upheld the revised regulations but ordered a trial on the merits of Pitney Bowes' claim for money damages.
     Under the terms of the agreement, Pitney Bowes will receive $51.75 million. This payment will represent a portion of the financial benefit that the Postal Service obtained as a result of the revised regulations.





                             Signatures
                             ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                  PITNEY BOWES INC.




August 2, 1999



                 /s/ M. L. Reichenstein
                 ----------------------------------
                 M. L. Reichenstein
                 Vice President and Chief Financial Officer
                 (Principal Financial Officer)



                 /s/ A. F. Henock
                 -----------------------------------
                 A. F. Henock
                 Vice President - Controller
                 and Chief Tax Counsel
                 (Principal Accounting Officer)